UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2023
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On February 28, 2023, Latch, Inc. (the “Company”) was notified by the Nasdaq Hearings Panel (the “Panel”) that the Panel has granted the Company’s request to extend the automatic stay of suspension from The Nasdaq Stock Market LLC (“Nasdaq”) pending the Company’s hearing before the Panel scheduled for March 23, 2023, and a final determination regarding the Company’s listing status.

As disclosed on February 13, 2023, the Company intended to appeal a determination by the Nasdaq Listing Qualifications Department to delist the Company’s securities due to the Company’s failure to timely file its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2022, and September 30, 2022, with the Securities and Exchange Commission. On February 14, 2023, the Company timely requested a hearing before the Panel and requested that the automatic stay of suspension be extended through the completion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	March 1, 2023	By:	/s/ Marc Landy
		Name:	Marc Landy
		Title:	Interim Chief Financial Officer